Exhibit 99.1

CUSIP No. 578784100

JOINT FILING AGREEMENT

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13G with respect to the Class A Common Stock, par value $0.000005 per share, of CoreWeave, Inc., to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.  This Agreement may be executed, either manually or electronically, in one or more counterparts.

BRANNIN J. MCBEE By: /s/ Brannin J. McBee Name/Title: Brannin J. McBee/an Individual Dated: February 13, 2026	MEGHAN Q. BENNETT By: /s/ Meghan Q. Bennett Name/Title: Meghan Q. Bennett/an Individual Dated: February 13, 2026
CANIS MAJOR 2025 FAMILY TRUST LLC By: /s/ Brannin J. McBee Name/Title: Brannin J. McBee/its Manager Dated: February 13, 2026	CANIS MINOR 2025 FAMILY TRUST LLC By: /s/ Brannin J. McBee Name/Title: Brannin J. McBee/its Manager Dated: February 13, 2026
CANIS MAJOR 2025 GRAT By: /s/ Brannin J. McBee Name/Title: Brannin J. McBee/its Trustee Dated: February 13, 2026	CANIS MAJOR 2024 IRREVOCABLE TRUST LLC By: /s/ Brannin J. McBee Name/Title: Brannin J. McBee/its Manager Dated: February 13, 2026
BRANNIN J. MCBEE 2022 IRREVOCABLE TRUST By: /s/ Meghan Q. Bennett Name/Title: Meghan Q. Bennett/its Trustee Dated: February 13, 2026	CANIS MINOR 2025 GRAT By: /s/ Meghan Q. Bennett Name/Title: Meghan Q. Bennett/its Trustee Dated: February 13, 2026
CANIS MAJOR SM TRUST By: /s/ Alexander Elsik Name/Title: Alexander Elsik/its Trustee Dated: February 13, 2026